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                                                                   EXHIBIT 10.29

                           NONCOMPETITION AGREEMENT

          This Agreement ("Agreement") dated as of December 31, 1995 between IWN, L.P., a limited partnership formed under the laws of the State of Delaware, with its executive offices located at 5966 La Place Court, Carlsbad, California 92008 ("Partnership"), NTN Communications, Inc., a Delaware corporation, with its executive offices located at 5966 La Place Court, Carlsbad, California 92008 ("NTN"), IWN, Inc., a Delaware corporation ("IWN"), and Symphony Management Associates, Inc., a Delaware corporation, with its executive offices located at 900 Bestgate Road, Suite 400, Annapolis, Maryland 21401 ("Symphony").

                                  BACKGROUND

          Effective as of the date hereof, the Partnership has acquired by license and otherwise, certain of the business assets of NTN and IWN which involve two-way interactive, computerized broadcast systems ("Systems") and certain other related technology ("Technology") used for Gaming Applications (as that term is described herein), all as more fully described in a certain Investment Agreement dated as of December 31, 1995 ("Investment Agreement"), among NTN, IWN and Symphony.

          In connection with the Investment Agreement, NTN and IWN shall assign, transfer and sell certain of its assets related to the Partnership Business (as that term is defined in the Investment Agreement) and each of NTN, IWN, Symphony and Symphony IWN Investment LLC shall execute and deliver noncompetition agreements substantially in the form of this Agreement.

          In order to induce Symphony and LLC to consummate the transactions contemplated by the Investment Agreement, NTN and IWN are each willing to make the covenants and agreements herein set forth.

          In consideration of the mutual covenants herein contained and of the mutual benefits, and intending to be legally bound hereby, NTN and IWN agree as follows:

          1. NTN and IWN hereby acknowledge and agree that all proprietary and confidential documents, records, techniques, formulas, processes and other business secrets and confidential information which have come into its respective possession related to the Systems and the Technology used in connection with Gaming Applications (collectively, "Interactive Technologies") from time-to-time which have been used in connection with the Partnership Business prior to the date hereof or could be used in connection with the Partnership Business in the future shall be deemed to be confidential and proprietary to the Partnership, whether written or oral, and, if oral, if it is identified as "confidential" prior to disclosure and which, by virtue of the nature of the circumstances surrounding such disclosure should be
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considered, in good faith, to be treated as proprietary and confidential.

          2. NTN and IWN shall each keep confidential and not divulge to any other person any of the business secrets and confidential information of the Partnership which, without limitation, relates to such matters as the Partnership Business' finances and operations, the Partnership's materials, processes, equipment, techniques, plans, formulae, products, methods and know-how used or related to the Partnership's Business (the Interactive Technologies as they relate to Gaming Applications), the names of the Partnership's customers and their requirements and the names of the Partnership's suppliers following the date hereof.

               All of the Partnership's business secrets and confidential information shall, subject to any licenses and sublicenses between the parties, shall be the sole and exclusive property of the Partnership.

          3. For a period of three (3) years from the date hereof, neither NTN, IWN, nor any of its respective directors, officers, shareholders, employees, or affiliates shall compete directly or indirectly, or participate directly or indirectly, as agent, representative or otherwise, or as a stockholder, joint venturer, partner or otherwise, or have any direct or indirect material financial interest, including without limitation the interest of a creditor, in any form in any business competing directly or indirectly with the Partnership Business as presently conducted or with any business of the Partnership involving the research, development, marketing, manufacture, distribution, sale or license of Systems and Interactive Technologies anywhere in the world for Gaming Applications with the exception of IWN's ownership interest in the Partnership. Ownership by NTN or IWN of stock listed on a national securities exchange of any corporation conducting such competing business shall not be deemed a violation of this Section 3, provided NTN or IWN and its respective associates (as such term is defined in Regulation 14A of the Securities Exchange Act of 1934, as in effect on the date hereof) collectively do not own more than an aggregate of 5% of the stock of such entity. For purposes of this Agreement, "Gaming Applications" shall mean any interaction where any sum of money is risked on an uncertain outcome, such as casino gaming, pari-mutuel wagering, lottery, sports betting, bingo, or other forms of gaming or wagering.

          4. For a period of three (3) years after the date hereof, neither NTN nor IWN shall (i) induce or attempt to induce, directly or indirectly, any customer of the Partnership to cease doing business in whole or in part with the Partnership or solicit the business of any such customer for any products or services which compete with any of the products or own account or

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for any other person (including without limitation any firm, corporation, association or business employee of the Partnership) to leave his employment with the Partnership or induce or attempt to induce any such employee to breach his employment agreement with the Partnership.

          5. In the event of a breach or any threatened breach by NTN or IWN of the provisions of this Agreement, each of Symphony, LLC and the Partnership shall be entitled to an injunction restraining NTN and IWN, as the case may be, from disclosing, in whole or in part, the business secrets and confidential information described herein, and from rendering services to any other person to whom such business secrets and confidential information have been disclosed or are threatened to be disclosed and from participation in violation of this Agreement in any business which competes directly or indirectly with any of the business of the Partnership described herein. Nothing contained in this Agreement shall be construed as prohibiting Symphony, LLC or the Partnership from pursuing any other remedies available to it for any such breach or threatened breach, including without limitation the recovery of damages from NTN, IWN and any third parties. The covenants contained in this Agreement shall run in favor of Symphony, the Partnership and LLC and their respective successors and assigns and shall survive the expiration or earlier termination of this Agreement.

               In the event of any breach by NTN or IWN of the provisions of
Section 3 and 4 of this Agreement, the time periods set forth in such paragraphs shall be extended by the length(s) of time during which such breach was continuing.

          6. This Agreement shall not be assigned by the parties hereto except that each of Symphony, LLC and the Partnership shall have the right to assign its rights hereunder or any successor in interest of Symphony, LLC or the Partnership, as the case may be, whether by merger, consolidation, purchase of assets or otherwise.

          7. All notices, requests, demands, and other communications hereunder must be in writing and shall be deemed to have been given if delivered by hand, telecopied or mailed by first class, registered mail, return receipt requested, postage fees prepaid, or by overnight courier of national reputation addressed as follows:

     (a)  If to NTN;     NTN Communications, Inc.
                         5966 La Place Court
                         Carlsbad, California 92008
                         Attention: Chief Executive Officer
                         Telecopier No.: 619-929-5289
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          (b)  If to IWN:     IWN, Inc.
                              5966 La Place Court
                              Carlsbad, California 92008
                              Attention: Chief Executive Officer
                              Telecopier No.: 619-930-1174

          with a copy to:     Troy & Gould, Professional Corporation
                              1801 Century Park East, 16th Floor
                              Los Angeles, California 90067
                              Attention: William D. Gould, Esquire
                              Telecopier No:. 310-201-4746

          (c) If to Symphony or LLC:

                              Symphony Management Associates, Inc.
                              900 Bestgate Road, Suite 400
                              Annapolis, Maryland 21401
                              Attn: Chief Financial Officer
                              Telecopier No:. 410-573-5205

          with a copy to:     Stradley, Ronon, Stevens & Young, LLP
                              2600 One Commerce Square
                              Philadelphia, PA 19103-7098
                              Attention: William R. Sasso, Esquire
                              Telecopier No:. 215-564-8120

          (d) If to the Partnership:

                              c/o IWN, Inc.
                              5966 La Place Court
                              Carlsbad, California 92008
                              Attention: Chief Executive Officer
                              Telecopier No.: 619-930-1174

               and

                              c/o Symphony Management Associates, Inc.
                              900 Bestgate Road, Suite 400
                              Annapolis, Maryland 21401
                              Attention: Chief Financial Officer
                              Telecopier No.: 410-573-5205

               Addresses and telecopier numbers may be changed by notice in writing signed by the addressees.

          8. This Agreement embodies the entire agreement and understanding related to the subject matter hereof between the parties hereto and supersedes all prior agreements and understandings, oral or written, relating to the subject matter hereof, and no change, alteration or modification hereof may be made except in writing signed by the parties hereto. The headings in this Agreement are for convenience of reference only

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and shall not be considered as part of this Agreement nor limit or otherwise affect the meaning hereof. This Agreement shall in all respects be governed and construed in accordance with the laws of the State of Delaware.

          9. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, it shall be enforced to the extent permitted by law and the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any portion of this Agreement invalid, illegal or unenforceable in any request.

          10. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                        NTN COMMUNICATIONS, INC

                                        By:_______________________________
                                        Its:


                                        IWN, INC.

                                        By:________________________________
                                        Its: Chairman


                                        SYMPHONY MANAGEMENT ASSOCIATES, INC.

                                        By:________________________________
                                        Its: Treasurer and Secretary

                                        IWN, L.P.

                                        By:________________________________
                                        Its:

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